The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated April 19, 2023

JPMorgan Chase Financial Company LLC	April 2023

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated April , 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Trigger Jump Securities Based on the Performance of a Basket of Three Indices due May 24, 2024

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to the initial basket value, you will receive for each security that you hold at maturity a fixed cash payment equal to the upside payment in addition to the stated principal amount. If the final basket value is less than the initial basket value by no more than 10%, you will receive the principal amount of your securities at maturity. However, if the final basket value is less than the initial basket value by more than 10%, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final basket value from the initial basket value. This amount will be less than $900 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. Investors will not participate in any appreciation of the basket above 14.80%. The Trigger Jump Securities are for investors who seek exposure to an equally weighted basket of the three underlying indices specified below and who are willing to risk their principal and forgo current income in exchange for the upside payment feature that applies to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Chase Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	Nasdaq-100 Index® (the “NDX Index”)	NDX	1/3
	S&P 500® Index (the “SPX Index”)	SPX	1/3
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	1/3
We refer to the NDX Index, the SPX Index and the SX5E Index as the underlying indices.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than or equal to the initial basket value, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:
$1,000 + upside payment
If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to:
$1,000 If the final basket value is less than the trigger level, you will receive at maturity a cash payment per $1,000 stated principal amount security equal to: $1,000 × basket performance factor
This amount will be less than the stated principal amount of $1,000 per security and will represent a loss of more than 10%, and possibly all, of your principal amount.
Upside payment:	At least $148.00 per $1,000 stated principal amount security (at least 14.80% of the stated principal amount). The actual upside payment will be provided in the pricing supplement and will not be less than $148.00 per $1,000 stated principal amount security.
Trigger level:	90, which is 90% of the initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Stated principal amount:	$1,000 per $1,000 stated principal amount security
Issue price:	$1,000 per $1,000 stated principal amount security (see “Commissions and issue price” below)
Pricing date:	April , 2023 (expected to price on or about April 21, 2023)
Original issue date (settlement date):	April , 2023 (3 business days after the pricing date)
Valuation date*:	May 21, 2024
Maturity date*:	May 24, 2024
CUSIP / ISIN:	48133VE22 / US48133VE225
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$17.50(2) $5.00(3)	$977.50
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $17.50 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security.

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to the Notes Generally — We May Accelerate Your Notes If a Change-in-Law Event Occurs” in this document

If the securities priced today, and assuming an upside payment equal to the minimum listed above, the estimated value of the securities would be approximately $963.00 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $940.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index, (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
Listing:	The securities will not be listed on any securities exchange.

April 2023	Page 2

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Investment Summary

The Trigger Jump Securities

The Trigger Jump Securities Based on the Performance of a Basket of Three Indices due May 24, 2024 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a fixed, positive return of at least 14.80% (as reflected in the upside payment of at least $148.00 per $1,000 stated principal amount security) if the final basket value is greater than or equal to the initial basket value. The actual upside payment will be provided in the pricing supplement and will not be less than $148.00 per $1,000 stated principal amount security.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To provide limited market downside protection against loss of principal in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.

If the final basket value is less than the trigger level, the securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Upside payment:	At least $148.00 per $1,000 stated principal amount security (at least 14.80% of the stated principal amount) (to be provided in the pricing supplement)
Trigger level:	90% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Basket weightings:	1/3 for the NDX Index, 1/3 for the SPX Index and 1/3 for the SX5E Index

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

April 2023	Page 3

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Key Investment Rationale

This investment offers a fixed, positive return at maturity if the final basket value is greater than or equal to the initial basket value and provides limited market downside protection against a decline in the basket closing value of up to 10%, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. However, if the final basket value is less than 90% of the initial basket value, which we refer to as the trigger level, the payment at maturity will be less than $900 and could be zero.

Upside Scenario	If the final basket value is greater than or equal to the initial basket value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of at least $148.00 per $1,000 stated principal amount security. Investors will not participate in any appreciation of the basket above 14.80%. The actual upside payment will be provided in the pricing supplement and will not be less than $148.00 per $1,000 stated principal amount security.
Par Scenario	If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, which means that the basket has depreciated by no more than 10% from the initial basket value, the payment at maturity will be $1,000 per $1,000 stated principal amount security.
Downside Scenario	If the final basket value is less than the trigger level, which means that the basket has depreciated by more than 10% from the initial basket value, you will lose 1% for every 1% decline of the basket closing value from the initial basket value to the final basket value (e.g., a 50% depreciation of the basket will result in the payment at maturity that is less than the stated principal amount by 50%, or $500 per $1,000 stated principal amount security).

April 2023	Page 4

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

How the Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per $1,000 stated principal amount security
Hypothetical upside payment:	$148.00 (14.80% of the stated principal amount) per $1,000 stated principal amount security (which represents the lowest hypothetical upside payment)*
Trigger level:	90% of the initial basket value

*The actual upside payment will be provided in the pricing supplement and will not be less than $148.00 per $1,000 stated principal amount security.

Trigger Jump Securities Payoff Diagram

The Trigger Jump Securities
The Basket
Payment at Maturity on the Trigger Jump Securities
$1,500.00
$1,300.00
$1,100.00
$900.00
$700.00
$500.00
$1,000 + $148.00 Hypothetical Upside Payment
$1,000 Stated Principal Amount
-10%
0%
14.80%
-50%
-30%
-10%
10%
30%
50%
Percentage Change in the Basket Closing Value

How it works

▪	Upside Scenario: If the final basket value is greater than or equal to the initial basket value, the payment at maturity in all cases is equal to the $1,000 stated principal amount plus the upside payment. Under the hypothetical terms of the securities, in the payoff diagram, an investor will receive the hypothetical payment at maturity of $1,148.00 per security if the final basket value is greater than or equal to the initial basket value.
▪	Par Scenario: If the final basket value is less than the initial basket value, but is greater than or equal to the trigger level, the investor would receive the $1,000 stated principal amount per security.
▪	For example, if the basket depreciates 5%, investors will receive the $1,000 stated principal amount.

April 2023	Page 5

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

▪	Downside Scenario: If the final basket value is less than the trigger level, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the final basket value declines by 50% from the initial basket value, investors will lose 50% of their principal and the payment at maturity will be $500 per $1,000 stated principal amount security (50% of the stated principal amount).

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

April 2023	Page 6

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Hypothetical Payouts on the Trigger Jump Securities at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of either underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement. For purposes of these examples, the “basket return” is as defined below.

Example 1:  The final basket value is greater than or equal to the initial basket value, and the return on the securities is greater than the basket return.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
NDX Index	1/3	100.00	103.00	+3.00%
SPX Index	1/3	100.00	103.00	+3.00%
SX5E Index	1/3	100.00	103.00	+3.00%

Basket return = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
1.00% + 1.00%+ 1.00% = 3.00%

Final basket value	=	100 × (1 + 3.00%), which equals 103

Basket return	=	(103 – 100) / 100, which equals 3.00%

Because the final basket value is greater than or equal to the initial basket value, the payment at maturity per security will equal $1,000 plus the hypothetical upside payment of $148.00, or:

$1,000 + $148.00 = $1,148.00

In this example, the upside payment results in a return on the securities that is greater than the basket return.

April 2023	Page 7

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Example 2:  The final basket value is greater than or equal to the initial basket value, and the return on the securities is less than the basket return.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
NDX Index	1/3	100.00	160.00	+60.00%
SPX Index	1/3	100.00	160.00	+60.00%
SX5E Index	1/3	100.00	160.00	+60.00%

Basket return = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(160.00 – 100.00) / 100.00] × 1/3 = 20.00%
[(160.00 – 100.00) / 100.00] × 1/3 = 20.00%
[(160.00 – 100.00) / 100.00] × 1/3 = 20.00%
20.00% + 20.00%+ 20.00% = 60.00%

Final basket value	=	100 × (1 + 60.00%), which equals 160

Basket return	=	(160 – 100) / 100, which equals 60.00%

Because the final basket value is greater than or equal to the initial basket value, the payment at maturity per security will equal $1,000 plus the hypothetical upside payment of $148.00, or:

$1,000 + $148.00 = $1,148.00

In this example, the upside payment results in a return on the securities that is less than the basket return, despite the significant appreciation of the basket from the initial basket value to the final basket value.

April 2023	Page 8

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Example 3:  The final basket value is less than the initial basket value but is greater than or equal to the trigger level.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
NDX Index	1/3	100.00	70.00	-30.00%
SPX Index	1/3	100.00	103.00	+3.00%
SX5E Index	1/3	100.00	103.00	+3.00%

Basket return = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(70.00 – 100.00) / 100.00] × 1/3 = -10.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
-10.00% + 1.00%+ 1.00% = -8.00%

Final basket value	=	100 × (1 +-(8.00%)), which equals 92
Basket return	=	(92 – 100) / 100, which equals 92.00%
Trigger Level	=	90

Because the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, the payment at maturity per security will equal the $1,000 stated principal amount.

April 2023	Page 9

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Example 4: The final basket value is less than the trigger level.

Underlying index	Basket weighting	Hypothetical initial index value	Hypothetical final index value	Index return
NDX Index	1/3	100.00	10.00	-90.00%
SPX Index	1/3	100.00	103.00	+3.00%
SX5E Index	1/3	100.00	103.00	+3.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(10.00 – 100.00) / 100.00] × 1/3 = -30.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
[(103.00 – 100.00) / 100.00] × 1/3 = 1.00%
(-20.00%) + 1.00% + 1.00% = -28.00%

Final basket value	=	100 × (1 + (-28.00%)), which equals 72
Basket performance factor	=	72 / 100, which equals 72.00%
Trigger Level	=	90

In the above example, the final index values of all the underlying indices except for the NDX Index (with a combined weighting of 2/3 of the basket) are each higher than their respective initial index values, but the final index value of the NDX Index (with a weighting of 1/3 of the basket) is less than its initial index value. Accordingly, although the final index values of 2/3 of the underlying indices (by weight) have increased in value over their respective initial index values, the final index value of the other 1/3 (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other underlying indices and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the trigger level in this example, the payment at maturity per security will equal $1,000 times the basket performance factor; or

$1,000 × 72.00% = $720.00

In this example, the payment at maturity per security will be $720.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

April 2023	Page 10

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any stated principal amount at maturity. If the final basket value is less than the trigger level, you will receive for each security that you hold a payment at maturity that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the final basket value from the initial basket value. There is no minimum payment at maturity on the securities and, accordingly, you could lose your entire principal amount.
▪	Appreciation potential is fixed and limited. If the final index value is greater than or equal to the initial index value, the appreciation potential of the securities is limited to the fixed upside payment of at least $148.00 per security (at least 14.80% of the stated principal amount), even if the final index value is significantly greater than the initial index value. The actual upside payment will be provided in the pricing supplement. See “How the Trigger Jump Securities Work” on page 5 above.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final basket value is less than the initial basket value, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you may lose some or all of your principal amount at maturity.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	The benefit provided by the trigger level may terminate on the valuation date. If the final basket value is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the basket.
▪	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The securities are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one or more of the underlying indices increases, the values of the other underlying indices may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the underlying indices may be moderated, or more than offset, by the lesser increases or declines in the values of the other underlying indices. High correlation of

April 2023	Page 11

JPMorgan Chase Financial Company LLC

Trigger JUMP Securities Based on the Performance of a Basket of Three Underlying Stocks
due May 24, 2024

Principal at Risk Securities

movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	We may accelerate your securities if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the securities or our ability to hedge or perform our obligations under the securities, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the upside payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the upside payment.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation

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agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the trigger level and the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value of an underlying index and, therefore, could potentially increase the value that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the

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market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;

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o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX5E Index and the correlation among those rates and the values of the SX5E Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the underlying index or the securities.
▪	Investing in the securities is not equivalent to investing in the basket or the underlying indices. Investing in the securities is not equivalent to investing in the basket or the underlying indices or their component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Securities. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the NDX Index and the SX5E Index. Some or all of the equity securities included in the NDX Index and the SX5E Index have been issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying index. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

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Basket Overview

The basket is an equally weighted basket composed of three underlying indices.

Underlying Indices

The Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The Nasdaq Stock Market based on market capitalization. For additional information about the Nasdaq-100 Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

Underlying Index	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
Nasdaq-100 Index®	NDX	13,091.79	13,910.76 (on 4/18/2022)	14,210.26 (on 4/19/2022)	10,679.34 (on 12/28/2022)	1/3
S&P 500® Index	SPX	4,154.87	4,391.69 (on 4/18/2022)	4,462.21 (on 4/19/2022)	3,577.03 (on 10/12/2022)	1/3
EURO STOXX 50® Index	SX5E	4,393.95	3,830.76 (on 4/19/2022)	4,393.95 (on 4/18/2023)	3,279.04 (on 9/29/2022)	1/3

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The following graph is calculated to show the performance of the basket during the period from January 2, 2018 through April 18, 2023, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 2, 2018 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the upside payment, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 2, 2018 through April 18, 2023*

*The dotted line in the graph indicates a hypothetical trigger level equal to 90% of the hypothetical basket closing value on April 18, 2023. The actual trigger level will be equal to 90% of the initial basket value, which will be set equal to 100 on the pricing date.

The following graphs set forth the daily closing levels for each of the underlying indices for the period from January 2, 2018 through April 13, 2023. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each respective underlying index for each quarter in the same period. We obtained the closing level information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and basket value on the valuation date. There can be no assurance that the basket will appreciate over the term of the securities so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of the Nasdaq-100 Index® January 2, 2018 through April 18, 2023

License Agreement.  JPMorgan Chase & Co. or its affiliate has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100 Index® in connection with certain securities, including the Trigger Jump. For more information, see “Equity Index Descriptions — The Nasdaq-100 Index® — License Agreement” in the accompanying underlying supplement.

Nasdaq-100 Index®	High	Low	Period End
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter (through April 18, 2023)	13,148.35	12,848.35	13,091.79

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Historical Performance of the S&P 500® Index January 2, 2018 through April 18, 2023

License Agreement. “S&P” and “S&P 500” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter (through April 18, 2023)	4,154.87	4,090.38	4,154.87

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Historical Performance of the EURO STOXX 50® Index January 2, 2018 through April 18, 2023

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither STOXX Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

EURO STOXX 50® Index	High	Low	Period End
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter (through April 18, 2023)	4,393.95	4,298.36	4,393.95

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and it falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities —Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will

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decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Trigger Jump Securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

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Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•       is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•       is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•       is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•       is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”),

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including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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